Exhibit 99.1

For Immediate Release

Contact:

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: investorrelations@sscinc.com

SS&C Technologies Reports Results for Q1 2012

GAAP Diluted EPS of $0.22, up 83%, Adjusted Diluted EPS of $0.28, up 16.7%

WINDSOR, CT – May 7, 2012 — SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter that ended March 31, 2012.

“Our software-enabled services business continues to grow, up 12 percent. Fund administration is where we see a lot of potential and we believe we are in an excellent position,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies Holdings, Inc. “We continue to see big opportunities in the fund services marketplace and we have won a number of large mandates in the second quarter. Form PF is an impetus and we believe we have the best solution and it is resonating with our prospects and customers. Although SS&C had a weak license quarter, we were able to recognize this and manage our expenses to continue to drive our earnings.”

Results

The Company reported quarterly revenue of $93.7 million for the first quarter of 2012, compared to $89.0 million in the first quarter of 2011, a 5.2 percent increase.

GAAP operating income for the first quarter of 2012 was $22.1 million, or 23.6 percent of revenue, down from $23.1 million in 2011’s first quarter, or 26.0 percent of revenue. Operating income was down 4.5 percent from 2011’s first quarter.

GAAP net income for the first quarter of 2012 was $17.9 million compared to $9.8 million in the first quarter of 2011, an 81.8 percent increase.

On a fully diluted basis, earnings per share in the first quarter of 2012 were $0.22 compared to $0.12 in the first quarter of 2011, an 83.3 percent increase.

The Company recorded transaction costs of $4.2 million in the first quarter related to the proposed offer to acquire GlobeOp Financial Services S.A. (GlobeOp) and the pending acquisition of the Thomson Reuters’ PORTIA® business. In addition, in other income (expense) the Company recorded a gain of $4.4 million related to a currency hedge put in place for the proposed acquisition of GlobeOp.

Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the first quarter of 2012 was $36.0 million, or 38.5 percent of revenue. This represents a 5.6 percent increase compared to $34.1 million and 38.3 percent of revenue in the first quarter of 2011.

Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the first quarter of 2012 was $23.1 million compared to $19.2 million in 2011’s first quarter, a 20.4 percent increase.

Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the first quarter of 2012 were $0.28 compared to $0.24 in the first quarter of 2011, a 16.7 percent increase.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the addition of maintenance and software-enabled services revenue, was $84.1 million for the first quarter of 2012, an annual run-rate of $336.3 million. This represents an increase of 8.9 percent from $77.2 million and $308.7 million run-rate in the same period in 2011 and an increase of 0.9 percent from Q4 2011’s $83.3 million and $333.2 million run-rate. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C ended the quarter with $41.9 million in cash, and $85.0 million in debt, for a net debt balance of $43.1 million. SS&C generated net cash from operating activities of $13.1 million for the quarter ended March 31, 2012, compared to $12.1 million for the same period in 2011, representing an 8.6 percent increase. SS&C’s leverage ratio as defined in our credit agreement stood at 0.6 for the quarter ended March 31, 2012.

Guidance

SS&C announces the following financial guidance for the second quarter and fiscal year 2012:

Guidance	Q2 2012	FY 2012
Total Revenue ($M)	$95.5 - $97.5	$392.0 - $400.0
Adjusted Net Income ($M)	$24.0 - $24.8	$99.0 - $103.5
Cash from Operating Activities ($M)	N/A	$115.0 - $120.0
Capital Expenditures (% of revenue)	N/A	2.2% - 2.7%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q1 earnings call will take place at 5:00 p.m. eastern time today, May 7, 2012. The call will discuss Q1 2012 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies 2012 First Quarter Earnings Conference Call,” conference ID #. A replay will be available after 8:00 p.m. eastern time on May 7, 2012, until midnight on May 14, 2012. The dial-in number is 800-642-1687 (U.S. and Canada) 706-645-9291 (International); access code #. The call will also be available for replay on SS&C’s website after May 8, 2012; access: http://investor.ssctech.com/results.cfm.

This press release contains forward-looking statements relating to, among other things, our financial guidance for the second quarter of 2012 and full year 2012. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. 5,000 financial services organizations, from the world’s largest to local financial services organizations, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $16 trillion in assets.

Additional information about SS&C (NASDAQ: SSNC) is available at www.ssctech.com.

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SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Software licenses	$3,810	$6,573
Maintenance	19,498	19,447
Professional services	5,792	5,267
Software-enabled services	64,575	57,720

Total revenues	93,675	89,007

Cost of revenues:
Software licenses	1,302	1,675
Maintenance	8,666	8,666
Professional services	3,972	3,570
Software-enabled services	32,912	30,584

Total cost of revenues	46,852	44,495

Gross profit	46,823	44,512

Operating expenses:
Selling and marketing	7,372	6,890
Research and development	8,639	7,972
General and administrative	4,588	6,543
Transaction costs	4,153	—

Total operating expenses	24,752	21,405

Operating income	22,071	23,107
Interest expense, net	(549)	(5,127)
Other income (expense), net	4,126	(287)
Loss on extinguishment of debt	—	(2,881)

Income before income taxes	25,648	14,812
Provision for income taxes	7,765	4,978

Net income	$17,883	$9,834

Basic earnings per share	$0.23	$0.13

Basic weighted average number of common shares outstanding	77,718	74,375

Diluted earnings per share	$0.22	$0.12

Diluted weighted average number of common and common equivalent shares outstanding	82,007	78,692

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash	$41,944	$40,318
Accounts receivable, net	53,167	47,201
Prepaid income taxes	415	788
Deferred income taxes	880	889
Prepaid expenses and other current assets	9,787	5,214
Restricted cash	1,149	1,149

Total current assets	107,342	95,559

Property and equipment, net	14,293	14,304
Deferred income taxes	720	1,111
Goodwill	937,409	931,639
Intangible and other assets, net	157,506	164,995

Total assets	$1,217,270	$1,207,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	5,181	4,170
Accrued employee compensation and benefits	6,678	19,770
Other accrued expenses	15,499	14,058
Interest payable	61	95
Deferred maintenance and other revenue	54,813	46,395

Total current liabilities	82,232	84,488
Long-term debt	85,000	100,000
Other long-term liabilities	12,544	14,081
Deferred income taxes	27,049	28,936

Total liabilities	206,825	227,505

Total stockholders’ equity	1,010,445	980,103

Total liabilities and stockholders’ equity	$1,217,270	$1,207,608

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flow from operating activities:
Net income	$17,883	$9,834
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,205	10,378
Non-cash gain on foreign currency derivatives	(4,365)	—
Stock compensation expense	1,229	1,797
Amortization of loan origination costs	58	1,393
Loss on sale or disposition of property and equipment	1	—
Deferred income taxes	(1,632)	(2,776)
Provision for doubtful accounts	96	430
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(5,759)	(9,572)
Prepaid expenses and other assets	(522)	(43)
Accounts payable	973	(566)
Accrued expenses	(13,558)	(9,917)
Income taxes prepaid and payable	392	243
Deferred maintenance and other revenue	8,137	10,893

Net cash provided by operating activities	13,138	12,094

Cash flow from investing activities:
Additions to property and equipment	(1,232)	(1,566)
Cash paid for business acquisitions, net of cash acquired	(19)	(14,771)
Additions to capitalized software	(85)	(539)
Other	87	—

Net cash used in investing activities	(1,249)	(16,876)

Cash flow from financing activities:
Cash received from debt borrowings	15,000	—
Repayment of debt	(30,000)	(67,054)
Income tax benefit related to exercise of stock options	536	1,701
Proceeds from common stock issuance, net	—	52,010
Proceeds from exercise of stock options	3,896	3,632

Net cash used in financing activities	(10,568)	(9,711)

Effect of exchange rate changes on cash	305	485

Net increase (decrease) in cash	1,626	(14,008)
Cash, beginning of period	40,318	84,843

Cash, end of period	$41,944	$70,835

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate the performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three months ended March 31,
(in thousands)	2012	2011
Revenue	$93,675	$89,007
Purchase accounting adjustments to deferred revenue	—	7

Adjusted revenue	$93,675	$89,014

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate the performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three months ended March 31,
(in thousands)	2012	2011
Operating income	$22,071	$23,107
Amortization of intangible assets	8,856	8,952
Stock-based compensation	1,229	1,797
Capital-based taxes	(765)	152
Unusual or non-recurring charges	4,684	248
Purchase accounting adjustments	(52)	(102)
Other	—	(30)

Adjusted operating income	$36,023	$34,124

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in December 2011, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as alternatives to net income as an indicator of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

	Three months ended March 31,		Twelve months ended March 31,
(in thousands)	2012	2011	2012
Net income	$17,883	$9,834	$59,070
Interest expense, net	549	8,008	11,956
Taxes	7,765	4,978	25,705
Depreciation and amortization	10,205	10,378	42,051

EBITDA	$36,402	$33,198	$138,782
Stock-based compensation	1,229	1,797	12,925
Capital-based taxes	(765)	152	(563)
Acquired EBITDA and cost savings	—	443	432
Unusual or non-recurring charges	558	536	2,377
Purchase accounting adjustments	(52)	(102)	(323)
Other	(43)	(30)	(196)

Consolidated EBITDA	37,329	35,994	153,434
Less: acquired EBITDA	—	(443)	(432)

Adjusted Consolidated EBITDA	$37,329	$35,551	$153,002

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are presented because we use these measures to evaluate our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three months ended March 31,
(in thousands)	2012	2011
GAAP – Net income	$17,883	$9,834
Plus: Amortization of intangible assets	8,856	8,952
Plus: Amortization of deferred financing costs	—	470
Plus: Stock-based compensation	1,229	1,797
Plus: Capital-based taxes	(765)	152
Plus: Unusual and non-recurring items	558	536
Plus: Loss on extinguishment of debt	—	2,881
Plus: Purchase accounting adjustments	(52)	(102)
Plus: Other	—	(30)
Income tax effect (1)	(4,651)	(5,336)

Adjusted net income	$23,058	$19,154

Adjusted diluted earnings per share	$0.28	$0.24
GAAP diluted earnings per share	$0.22	$0.12
Diluted weighted average shares outstanding	82,007	78,692

(1)	An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.